SCHEDULE 14A INFORMATION
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(Amendment No.     )

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AMDL, INC.

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AMDL, INC.
2492 Walnut Avenue, Suite 100
Tustin, California 92780

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 10, 2002
10:00 a.m.

     The Annual Meeting of Stockholders of AMDL, Inc. will be held at Hyatt Regency Hotel, 17900 Jamboree Boulevard, Irvine, California 92614 on Friday, May 10, 2002, at 10:00 a.m., local time, to consider and vote upon:

     1. The election of five directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;

     2. The approval of our 2002 Stock Option Plan;

     3. The ratification of our appointment of Corbin & Wertz as our independent public accounts; and

     4. Such other business as may properly come before the Annual Meeting other than the matters listed above.

     Our board of directors has fixed the close of business on March 19, 2002 as the record date for determination of stockholders entitled to notice of, and to vote, at the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please mark, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

     Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a proxy.

By Order of the board of directors,

Vivian Babakanian Frazier, Secretary

March 25, 2002
Tustin, California

PROXY STATEMENT
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MATTERS TO BE ACTED UPON
ITEM 1: ELECTION OF DIRECTORS
ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ITEM 3: APPROVAL OF 2002 STOCK OPTION PLAN
ITEM 4: OTHER MATTERS
ANNUAL REPORT
STOCKHOLDER PROPOSALS

AMDL, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

About the Annual Meeting

     Why have I received these materials?

     This proxy statement is furnished by our board of directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 10, 2002 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon the election of five (5) directors, the approval of our 2002 Stock Option Plan, the approval of Corbin & Wertz as our independent auditors and to consider such other business as may properly come before the Annual Meeting. We are sending this proxy statement and the accompanying proxy to our stockholders on or about March 25, 2002.

     Who is soliciting my proxy and who will bear the expense of solicitation?

     The proxy is solicited on behalf of our board of directors. The original solicitation will be by mail. Following the original solicitation, our board of directors expects that certain individual stockholders will be further solicited through telephone or other oral communications from the board of directors. The board of directors does not intend to use specially engaged employees or paid solicitors. The board of directors intends to solicit proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. We will bear all solicitation expenses.

     How do I vote by proxy?

     The enclosed proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which your shares are to be voted with respect to such matters. By appropriately marking the boxes, you may specify whether the proxies shall vote for or against or shall be without authority to vote the shares represented by the proxy. The proxy also confers upon the proxies discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

     If the proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the proxy will be voted. Where you specify a choice with respect to the matter to be acted upon, your shares will be voted in accordance with your request. If you return your signed proxy but do not indicate your voting preferences, the proxy holder will vote FOR the three proposals on your behalf. You have the right to revoke your proxy any time before the meeting by (1) notifying our Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

     Who is entitled to vote at the Annual Meeting?

     The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of our common stock. The close of business on March 19, 2002 has been fixed by our board of directors as the record date. Only stockholders of record as of the record date may vote at the Annual Meeting. As of the record date, we had 8,268,324 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

     What constitutes a quorum for purposes of the Annual Meeting?

     A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the Annual Meeting. The affirmative vote by holders of a plurality of the shares of our common stock represented at the meeting is required for the election of directors, provided a quorum is present in person or by proxy. Provided a quorum is present in person or by proxy, all other actions proposed herein, other than the election of directors, may be taken upon the affirmative vote of stockholders possessing a majority of the voting power represented at the Annual Meeting.

     How are votes counted?

     Abstentions are included in the shares present at the Annual Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for determining whether a proposal is approved. Broker non-votes (when shares are represented at the Annual Meeting by proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     Our Annual Report to Stockholders for the fiscal year ended December 31, 2001, including financial statements, is being mailed together with this proxy statement to all stockholders of record as of March 19, 2002. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of March 19, 2002.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the beneficial ownership of our shares of common stock as of March 19, 2002 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

	Number of		Percentage
Name and Address(1)	Shares		Owned

Gary L. Dreher	1,101,350	(2)	11.8%

William M. Thompson III, M.D. 7822 Beach Blvd., Suite 452 Huntington Beach, CA 92647	293,474	(3)	3.4%

Douglas C. MacLellan 8324 Delgany Avenue Playa del Rey, CA 90293	144,083	(4)	1.7%

Edward R. Arquilla, M.D., Ph.D. Department of Pathology University of California — Irvine Irvine, CA 92697	133,153	(5)	1.6%

Fong Lin (“David”) Huang, M.D. 2F, 10, Alley 7, Lane 283, Sec. 3 Roosevelt Road Taipei, Taiwan	2,035,000	(6)	24.5%

Vivian B. Frazier	59,000	(7)	(8)

Arthur S. Rosten	4,000	(9)	(8)

Chinese Universal Technologies Co., Ltd. 7F-3B1, 61 SEC GUN GYI Road 403 Taichuna, Taiwan	2,000,000	(10)	24.2%

RAB Europe Fund Ltd. c/o RAB Capital Limited 1 Adam Street London WCN6LE England	760,000	(11)	9.0%

RAB Europe Partners c/o RAB Capital Limited 1 Adam Street London WCN6LE England	190,000	(12)	2.3%

HSBC Securities (USA), Inc. 452 Fifth Avenue New York, NY 10018	600,000		7.3%

All Directors and Officers as a group (7 persons)	3,770,060		37.7%

(footnotes appear on next page)

(1)	Unless otherwise indicated, address is 2492 Walnut Avenue, Suite 100, Tustin, California, 92780.

(2)	Includes 1,250 shares of common stock issuable upon the exercise of currently outstanding options at an exercise price of $28.00 per share, 250,000 shares of common stock issuable upon the exercise of options at $0.68 per share, 300,000 shares of common stock issuable upon the exercise of options at $1.75 per share, 100,000 shares of common stock issuable upon the exercise of options at $1.00 per share, 350,000 shares of common stock issuable upon the exercise of options at $4.00 per share and 100,000 shares of common stock issuable upon the exercise of options at $2.25 per share. Does not include 2,000,000 shares of common stock for which Mr. Dreher serves as a voting trustee (see footnote (10) below) of which he disclaims beneficial ownership.

(3)	Includes 188,283 shares of common stock issuable upon the exercise of currently outstanding warrants and options at an exercise price of $.68 per share, 15,000 shares of common stock issuable upon the exercise of options at $1.75 per share, 20,000 shares of common stock issuable upon the exercise of options at $1.00 per share, 35,000 shares of common stock issuable upon the exercise of options at $4.00 per share and 20,000 shares of common stock issuable upon the exercise of options at $2.25 per share.

(4)	Includes 53,583 shares of common stock issuable upon the exercise of currently outstanding warrants and options at an exercise price of $.68 per share, 15,000 shares of common stock issuable upon the exercise of options at $1.75 per share, 20,000 shares of common stock issuable upon the exercise of options at $1.00 per share, 35,000 shares of common stock issuable upon the exercise of options at $4.00 per share and 20,000 shares of common stock issuable upon the exercise of options at $2.25 per share.

(5)	Includes 33,333 shares of common stock issuable upon the exercise of currently outstanding warrants and options at an exercise price of $.68 per share, 15,000 shares of common stock issuable upon the exercise of options at $1.75 per share, 20,000 shares of common stock issuable upon the exercise of options at $1.00 per share, 35,000 shares of common stock issuable upon the exercise of options at $4.00 per share and 20,000 shares of common stock issuable upon the exercise of options at $2.25 per share.

(6)	Includes 2,000,000 shares of common stock held by Chinese Universal Technologies Co., Ltd., of which Mr. Huang is an affiliate. To our knowledge, Mr. Huang does not disclaim beneficial ownership of these shares. See footnote (10) below with respect to the Voting Trust Agreement pertaining to such shares. Also includes 35,000 shares of common stock issuable upon exercise of options at $4.00 per share.

(7)	Represents 10,000 shares of common stock issuable upon the exercise of currently outstanding options at an exercise price of $.68 per share, 20,000 shares of common stock issuable upon the exercise of options at $1.00 per share, 25,000 shares of common stock issuable upon the exercise of options at $4.00 per share and 4,000 shares of common stock issuable upon the exercise of options at $2.25 per share. Does not include options to purchase up to 5,000 shares of common stock issuable upon the exercise of outstanding options that are subject to vesting.

(8)	Less than one percent.

(9)	Includes 4,000 shares of common stock issuable upon the exercise of options at $2.25 per share.

(10)	These 2,000,000 shares of common stock are subject to a Voting Trust Agreement dated as of December 14, 2000 pursuant to which Jeanne Lai and Gary L. Dreher serve as voting co-trustees. The Voting Trust Agreement provides that during its 10 year term, (i) the voting trustees shall not be required to elect to cumulatively vote the shares subject to the voting trust, (ii) Mr. Deher or his successor shall always, in any election of directors, vote in favor of one nominee of Chinese Universal Technologies Co., Ltd., and (iii) on all other matters coming before the stockholders, the voting trustees shall be required to vote unanimously in favor (or opposed or in abstention) with regard to all such matters, otherwise such vote shall not be counted as having been voted on a proposal, except that the vote or proxy of only one trustee shall be required to count the shares as present for purposes of establishing a quorum.

(11)	Includes warrants to purchase 150,000 shares of common stock at an exercise price of $1.00 per share.

(12)	Includes warrants to purchase 50,000 shares of common stock at an exercise price of $1.00 per share.

MATTERS TO BE ACTED UPON

ITEM 1: ELECTION OF DIRECTORS

Directors

     Our Certificate of Incorporation gives our board of directors the power to set the number of directors at no less than three nor more than nine. The size of our board is currently set at five. The directors elected at the Annual Meeting will serve until the next Annual Meeting of stockholders. The five nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted.

     Our board of directors has nominated five (5) directors to be elected at the Annual Meeting to be held on May 10, 2002. These nominees are William M. Thompson, III, M.D., Gary L. Dreher, Edward R. Arquilla, M.D., Ph.D., Douglas C. MacLellan and Marvin E. Rosenthale, Ph.D. Four of the nominees currently sit on our board of directors and Dr. Rosenthale serves on our Scientific Advisory Board. Our board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by our board of directors or the number of directors may be reduced accordingly.

     The following table sets forth the name and age of each nominee for director, the year he was first elected a director and his position(s) with AMDL.

		Year First
Name	Age	Elected	Position

William M. Thompson III, Ph.D.	74	1989	Chairman of the board of directors

Gary L. Dreher	55	1999	President, Chief Executive Officer, and Director

Douglas C. MacLellan	46	1992	Director

Edward R. Arquilla, M.D., Ph.D.	79	1997	Director

Marvin E. Rosenthale, Ph.D.	68	—	Director Nominee

     Dr. Thompson has been one of our directors since June 1989. From 1969 to the present, Dr. Thompson has been a practicing General Surgeon in Orange County, California. From 1975 to the present, Dr. Thompson has also served as Vice President for Medical Affairs and as a director of Beech Street in Irvine, California.

     Mr. Dreher joined AMDL in January 1998 as Vice President of Sales and Marketing. Mr. Dreher has served as our President and as a member of our board of directors since February 1999. From 1993 to 1997, Mr. Dreher served as President of Medical Market International of Yorba Linda, California, a marketing and management services company he co-founded. From 1991 to 1993, Mr. Dreher served as Vice President of Sales and Marketing for Apotex Scientific of Arlington, Texas, a division of Canada’s largest pharmaceutical company. Mr. Dreher also currently serves on the board of directors of Optimum Care Corporation.

     Mr. MacLellan has been one of our directors since September 1992. From May 1992 to the present, Mr. MacLellan has served as President and Chief Executive Officer of The MacLellan Group, Inc., a privately held financial advisory firm. Since May 1997, Mr. MacLellan has also served as a director and co-founder of Datalex Corporation, a Canadian based millennium software solution provider. From November 1996 to February 1998, Mr. MacLellan was a member of the board of directors and Investment Committee of the Strategic East European Fund. From November 1995 to March 1998, Mr. MacLellan was President, Chief Executive Officer and a director of PotraCom Wireless, Inc., a publicly held Canadian company engaged in the business of developing and operating cellular and wireless telecommunications ventures. Mr. MacLellan is also currently a member of the board of directors of Albion Offset Group, a privately held international trade advisory firm.

     Dr. Arquilla has been one of our directors since February 1997. From 1959 until 1994, Dr. Arquilla was a full time faculty member in the Department of Pathology at the University of Southern California, the University of California at Los Angeles and the University of California, Irvine. From 1968 to 1986, Dr. Arquilla also served as Professor and Chair of Pathology at U.C. Irvine and Chief of Pathology services at the U.C. Irvine Medical Center.

     Dr. Rosenthale is a nominee for director. Dr. Rosenthale has served as a member of our Scientific Advisory Board since February 2001. Dr. Rosenthale currently serves as President and CEO of Pharmaceutical Consultants. From 1994 to 1997 Dr. Rosenthale served as President and CEO of Allergan Ligund Retinoid Therapeutics, Inc., a publicly traded pharmaceutical company. Dr. Rosenthale also serves as a director of Discovery Labs and Allergan Specialty Therapeutics, Inc., as well as a director of several privately held entities. Dr. Rosenthale holds a B.Sc. in Pharmacy from Philadelphia College of Pharmacy and Science, and M.Sc. in Pharmacology from Philadelphia College of Pharmacy and Science, and a Ph.D. in Pharmacology from Hahnemann Medical College and Hospital.

     Our executive officers who are not also directors are as follows:

     Arthur S. Rosten, Age 54, Chief Financial Officer. Mr. Rosten joined us as our Chief Financial Officer in December 2001. During the last eight years, Mr. Rosten served in various senior financial executive positions with American Purification, Inc., SDI Capital Resources, Inc. and Le Group Equus, all in Newport Beach, California. Earlier in his career, Mr. Rosten was a principal shareholder, President and Chief Financial Officer of Asyst Data Group. From 1971 to 1991, Mr. Rosten was practicing as a Certified Public Accountant in the US and Europe with Spicer & Oppenheim International, Ltd. and as a Chartered Accountant in Canada. He is a licensed CPA in California and a Chartered Accountant in Canada. Mr. Rosten received his Degree of Accountancy (Post Bachelor) in 1971 and a Bachelor of Science (with honors) in 1969 from McGill University, Montreal, Canada.

     Vivian B. Frazier, Age 40, Secretary. Ms. Frazier joined us as our Chief Financial Officer in July 1999. As of December 2001, she holds the office of Secretary and continues her role in preparing financial statements for us. From 1983 to 1988, Ms. Frazier was with the New York and Irvine offices of Ernst & Whinney. From 1988 to 1993, she served as Controller for two privately held national real estate developers. Except for a 15 month period during 1995 and 1996 when Ms. Frazier returned to public accounting as a Senior Manager for Ernst & Young LLP, for more than the last nine years she has been an independent financial consultant for private clients. Ms. Frazier is a certified public accountant, licensed in California and New York and received her Bachelor of Science degree in accounting from New York University.

Board of Directors Meetings and Committees

     During the fiscal year ended December 31, 2001, there were five meetings of the board of directors as well as numerous actions taken with the unanimous written consent of the directors. The board of directors has established a compensation committee consisting of Mr. MacLellan, Dr. Thompson, Mr. Dreher and Dr. Arquilla. The compensation committee reviews and recommends to the board of directors the compensation and benefits of all of our officers and reviews general policy matters relating to compensation benefits of our employees. The board of directors has also established an audit committee consisting of Mr. MacLellan, Dr. Thompson and Dr. Arquilla. The audit committee reviews the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls. Mr. MacLellan serves as the Chairman of both the compensation and the audit committee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     Cash Compensation of Executive Officers. The following table sets forth the total compensation earned by the Chief Executive Officer and all other executive officers who earned in excess of $100,000 per annum during any of our last three fiscal years.

	Annual Compensation						Long-Term Compensation

							Common Shares
					Other		Underlying Options
					Awards		Granted	All Other
Name and Position	Year	Salary ($)		Bonus ($)	Compensation ($)		(#)	Compensation ($)

Gary L. Dreher,	2001	$248,000	(2)	$75,000	$71,000	(3)	350,000	-0-
President and CEO(1)	2000	$222,000	(2)	-0-	$9,000	(3)	400,000	-0-
	1999	$150,000	(2)	-0-	$8,179	(3)	250,000	-0-
That T. Ngo, President and CEO(4)	1999	$37,000	(5)	-0-	$138,710	(6)	100,000	-0-

(1)	Mr. Dreher served as our Vice President of Sales and Marketing from January 1998 to February 1999 with an annual salary of $100,000. Effective February 26, 1999, Mr. Dreher became our President and Chief Executive Officer with an annual salary of $160,000.

(2)	At December 31, 1999, $40,000 of Mr. Dreher’s salary had been accrued and was owing to him. Effective January 1, 2000, Mr. Dreher’s compensation was raised to $222,000 per annum and effective September 1, 2001, Mr. Dreher’s compensation was raised to $300,000 per annum.

(3)	The 2001 amount represents payments to Mr. Dreher of $59,650 for the purchase of a golf club membership, $9,000 for a car allowance, $1,325 for life insurance and $1,125 for golf membership dues. Amounts for 2000 and 1999 represent car allowances of $9,000 and $6,000, respectively. At December 31, 1999, $2,179 of commissions and $6,000 of car allowance were accrued and owing to Mr. Dreher, all of which was subsequently paid.

(4)	Dr. Ngo resigned from his positions as our President and as a director effective February 26, 1999.

(5)	Although Dr. Ngo earned $37,000 in 1999, he was actually paid only $21,062 in 1999. The remaining unpaid portion was eventually canceled on July 1, 1999 as part of our debt restructuring. For a more complete description of our debt restructuring, see “Certain Relationships and Related Transactions.” Dr. Ngo was engaged by us as a consultant on October 1, 1999.

(6)	Represents $27,710 of vacation pay paid to Dr. Ngo in 1999 and $111,000 of salary continuation per his employment agreement which was accrued and eventually canceled in July 1999 as part of our debt restructuring. For a more complete description of our debt restructuring, see “Certain Relationships and Related Transactions”.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

	Number of Securities	% of Total Options
	Underlying Options	Granted to Employees	Exercise or Base
Name	Granted(1)	in Fiscal Year(2)	Price ($/Sh)	Expiration Date

Gary Dreher, President and CEO	350,000	80.5%	4.00	8/31/06

(1)	Includes 25,000 options granted as incentive stock options and 325,000 options granted as non-qualified stock options, all under our 1999 stock option plan. All of these options became exercisable on the date of grant.

(2)	Based on an aggregate of 435,000 options granted to employees in fiscal 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised
	Acquired on	Value	Options at FY-End	In-the-Money Options
	Exercise	Realized	(#)	at FY-End ($)
Name	(#)	($)	Exercisable/Unexerciseable	Exercisable/Unexercisable (1)

Gary Dreher, President and CEO	0	0	1,101,250 / 0	$823,500/0

(1)	Based on a price of $2.49 per share, the closing price as reported on the American Stock Exchange on December 31, 2001.

Director Compensation

     Certain members of our board of directors receive cash compensation for their services on committees at the rate of $1,000 per month per committee.

Employment Agreements

     On November 23, 1999, we entered into an employment agreement with Mr. Dreher. The agreement, which has a term of five years, provided for an annual base salary of $222,000 effective January 1, 2000. Effective March 1, 2002, his annual base salary was increased to $330,000. In consideration of this increase, Mr. Dreher agreed to cancel the provisions of his employment agreement providing for annual cash bonuses subject to meeting certain sales goals. No bonus based upon sales was paid for the year ended December 31, 2001; however, in January 2001 the compensation committee approved a discretionary bonus of $75,000 to Mr. Dreher.

Change in Control Severance Pay Plan

     On November 15, 2001, our board of directors adopted an Executive Management Change in Control Severance Pay Plan. The director who may become entitled to benefits under the plan did not participate in the deliberations or the vote to approve the plan.

     The plan covers the persons who at any time during the 90-day period ending on the date of a change in control, are employed by the company as Chief Executive Officer and/or President and are not party to a separate agreement which makes such person ineligible to participate in the plan. These persons become eligible for benefits under the plan if (1) (a) the company terminates his or her employment for any reason other than his or her death or cause (as defined in the plan) or (b) the person terminates his or her employment with the company for good reason (as defined in the plan) and (2) the termination occurs within the period beginning on the date of a change in control and ending on the last day of the twelfth month that begins after the month in which the change in control occurs. These persons also become eligible for benefits under the plan if the person terminates employment with the company for any reason during a one month period commencing six months following a change in control as defined in the plan.

     The plan requires the company to make a cash payment in an amount equal to three hundred percent (300%) of the participant’s average total compensation over the prior three years preceding the change in control. If the company’s auditors determine that the total payments made to a person result in an excise tax imposed by Internal Revenue Code §4999, the company will make an additional cash payment to the person equal to an amount such that after payment by the person of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the additional payment, the person would retain an amount of the additional payment equal to the excise tax imposed upon the total payments.

     Immediately following a change in control, the company is required to establish a trust and fund the trust with the amount of any payments which may become owing to persons entitled to receive benefits under the plan but only to the extent that the funding of the trust would not impair the working capital of the company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and those persons who beneficially own more than 10% of our outstanding shares of common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to us, we believe that during 2001 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except that each of our officers and directors failed to timely report options granted to them in August 2001. These option grants were reported on their Form 5’s filed in February 2002.

Certain Relationships and Related Transactions.

     Cancellation of Indebtedness

     In June 1999, the board of directors approved a debt restructuring with certain holders of accrued salaries and other forms of indebtedness. We entered into debt restructuring agreements with eight current and former officers, directors and employees. Pursuant to these agreements, the former employees, officers and directors agreed to cancel accrued salaries and other forms of indebtedness totaling $865,357 in exchange for cash consideration in the aggregate amount of $84,412 and warrants to purchase an aggregate of 510,937 shares of common stock at an exercise price of $.68 per share. The warrants may be exercised at any time commencing on July 1, 1999 and expiring on July 1, 2004.

     Chinese Universal

     On December 19, 2000, we sold to Chinese Universal 2,000,000 shares of our common stock at a price of $1.35 per share for $700,000 cash and a secured promissory note in the principal amount of $2,000,000 due February 1, 2001. Chinese Universal paid the note in full on January 30, 2001. The 2,000,000 shares of common stock currently represent approximately 24.2% of our total issued and outstanding common stock.

     As part of the transactions described above, Chinese Universal acquired a significant interest in us. However, as a condition to the sale of the shares of common stock, Chinese Universal was required to cause the shares to be deposited with Jeanne Lai, President of Chinese Universal, and Gary L. Dreher, as voting trustees, under a Voting Trust Agreement dated as of December 14, 2000. The Voting Trust Agreement provides that during the ten (10) year term of the Voting Trust Agreement, (i) the voting trustees shall not be required to elect to cumulatively vote the shares subject to the voting trust, (ii) Mr. Dreher or his successor elected by us shall, in any election of directors, always vote in favor of one nominee of Chinese Universal for director, and (iii) on all other matters coming before the stockholders, the voting trustees shall be required to vote unanimously in favor of any such matters lest the voting trustees’ votes not be counted except for purposes of a quorum for voting on such proposal.

     Concurrently, with the sale of the shares to Chinese Universal, we, under an Exclusive Distribution Agreement with Chinese Universal, sold to Chinese Universal for $300,000 cash, the exclusive distribution rights for five years to market and distribute our micro-titer plate based DR-70® in vitro diagnostic kits in the Asian markets of Taiwan, Hong Kong, Korea, Philippines, Japan, Singapore, Malaysia, Thailand, Vietnam and Cambodia. Under the Exclusive Distribution Agreement, Chinese Universal was required to purchase a minimum of 10,000 kits per year. In December 2001, we terminated this agreement due to Chinese Universal not meeting the required minimum purchase amount.

     We received a non-refundable deposit of $200,000 from Chinese Universal as part of an agreement to secure the rights to purchase the patents for combination gene therapy. Due to Chinese Universal not completing the purchase, the company recorded the deposit as other income in the year ended December 31, 2001.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Philosophy. The Compensation Committee, is responsible for developing and recommending the company’s executive compensation policies to the board of directors. The executive compensation philosophy of the company is to (i) attract and retain qualified management to run the business efficiently and guide the company’s growth in both existing and new markets, (ii) establish a link between management compensation and the achievement of the company’s annual and long-term performance goals, and (iii) recognize and reward individual initiative and achievement.

     Base Salaries. Base salaries for management employees are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, measured in terms of executive compensation offered by comparable companies in related businesses. Increases in base salaries are based upon the performance of the executive officers as evaluated by the Compensation Committee.

     Cash Bonuses. Cash bonuses are awarded, at the discretion of the Compensation Committee, to executive officers based in part on the overall financial performance of the company and in part on the performance of the executive officer. The financial performance of the company is measured by revenue and operating income growth and actual performance against budgeted performance. In 2001, a $75,000 cash bonus was paid to the CEO based upon his performance.

     Stock Options. The company grants stock options as part of its strategy to attract and retain qualified persons as executive officers and to motivate such persons by providing them with an equity participation in the company. During 2001, options to purchase an aggregate of 515,000 shares were granted to executives and directors of the company.

     CEO Compensation. Mr. Dreher’s compensation for fiscal 2001 was $248,000 in accordance with the terms of his Employment Agreement with the company. Mr. Dreher also received a performance based cash bonus of $75,000 as well as $59,650 for the purchase of a golf club membership (including $20,000 for income taxes based on the value of the membership). On November 1, 2001, the board of directors approved an Executive Management Change in Control Severance Pay Plan which provides the CEO with a cash severance payment equal to 300% of his average total compensation over the prior three years in the event of a change in control.

     Compensation Limitations. Under section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-base compensation and stock options provided certain requirements such as stockholder approval, are satisfied. The company plans to take actions, as necessary, to insure that its stock option plans and executive compensation plans qualify for exclusion.

Sincerely,

Douglas C. MacLellan William M. Thompson III, M.D. Gary L. Dreher Edward R. Arquilla, M.D., Ph.D. COMPENSATION COMMITTEE

Report of the Audit Committee

     The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The board of directors has adopted a written charter for the Audit Committee that is set forth in Exhibit A to this Proxy Statement. The three members of the Audit Committee are “independent” as the term is defined in Section 121A of the American Stock Exchange LLC’s listing standards.

     Audit Fees. The aggregate amount of fees billed by Corbin & Wertz for professional services rendered for the audit of the company’s annual financial statements for the fiscal year ended December 31, 2001, and the review of the financial statements included in the company’s Quarterly Reports on Form 10-QSB for that fiscal year, was $33,500.

     All Other Fees. The aggregate amount of fees billed by Corbin & Wertz for all other non-audit services, including various assurance services, tax preparation and tax consulting rendered to the company for the fiscal year ended December 31, 2001 was $6,750.

     Leased Employees. Corbin & Wertz has informed the company that none of the hours expended on its engagement to audit the company’s financial statements for the fiscal year ended December 31, 2001, were attributable to work performed by persons other than full time, permanent employees.

     Audit Committee Report. Management is responsible for the company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the board of directors. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the company is compatible with the auditor’s independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. By recommending to the board of directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Sincerely,

Douglas C. MacLellan William M. Thompson III, M.D. Edward R. Arquilla, M.D., Ph.D. AUDIT COMMITTEE

ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors recommends the ratification of the appointment of Corbin & Wertz as independent public accountants, to audit our consolidated financial statements for the year ending December 31, 2002 and to perform other appropriate services as directed by our management and board of directors.

     A proposal will be presented at the meeting to appoint Corbin & Wertz as independent public accountants. It is expected that a representative of Corbin & Wertz will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the stockholders do not ratify Corbin & Wertz by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent public accountants will be considered by the board of directors.

Vote Required

     The ratification of Corbin & Wertz as our independent public accountants will require the affirmative vote of the holders of at least a majority of the shares of our common present or represented at the meeting. The board of directors recommends a vote “FOR” ratification of the appointment of Corbin & Wertz as our company’s independent public accountants.

ITEM 3: APPROVAL OF 2002 STOCK OPTION PLAN

     On January 8, 2002, our board of directors adopted, subject to obtaining stockholder approval, the AMDL, Inc. 2002 Stock Option Plan. The stock option plan provides for the grant to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986. The stock option plan terminates on January 7, 2012. The purpose of the stock option plan is to enable the company to attract and retain qualified persons as employees, officers and directors and others whose services are required by the company, and to motivate such persons by providing them with an equity participation in the company. The stock option plan reserved 1,000,000 shares of our common stock for issuance, subject to adjustment upon occurrence of certain events affecting our capitalization.

     The stock option plan is administered by the board of directors , which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. The exercise price of incentive stock options granted under the stock option plan is required to be no less than the fair market value of the common stock on the date of grant (110% in the case of a greater than 10% stockholder). The exercise price of non-qualified stock options is required to be no less than 85% of the fair market value of the common stock on the date of grant. Options may be granted for terms of up to 10 years (5 years in the case of incentive stock options granted to greater than 10% stockholders). No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by, or ceases to have a relationship with us, such optionee’s options expire one year after termination by reason of death or permanent disability, thirty days after termination for cause and three months after termination for any other reason.

     In order to exercise an option granted under the stock option plan, the optionee must pay the full exercise price of the shares being purchased. Payment may be made either: (i) in cash; (ii) at the discretion of the board of directors, by delivering shares of common stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) in the form of such other consideration as may be determined by the board of directors and permitted by applicable law.

     Subject to the foregoing, the board of directors has broad discretion to describe the terms and conditions applicable to options granted under the stock option plan. The board of directors may at any time discontinue granting options under the stock option plan or otherwise suspend, amend or terminate the stock option plan and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee’s option as the board shall deem advisable. However, the board has no authority to make any amendment or modifications to the stock option plan or any outstanding option which would: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the stock option plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments; (ii) change the designation of the class of employees eligible to receive qualified options; (iii) extend the term of the stock option plan or the maximum option period thereunder; (iv) decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the stock option plan, except in connection with certain antidilution adjustments; or (v) cause qualified stock options issued under the stock option plan to fail to meet the requirements of incentive stock options under Section 422 of the Internal Revenue Code. Any such amendment or modification shall be effective immediately, subject to stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the stock option plan.

     The stock option plan is designed to meet the requirements of an incentive stock option plan as defined in Internal Revenue Code Section 422. As a result, an optionee will realize no taxable income, for federal income tax purposes, upon either the grant of an incentive stock option under the stock option plan or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax. If no disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, we will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the optionee disposes of the shares within either of the periods mentioned above, the optionee will realize earned income in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition if less) over the exercise price, and we will be allowed a deduction for a corresponding amount.

     As of the date of this proxy statement, we have granted no incentive stock options or non-qualified stock options to purchase shares of common stock under the 2002 Stock Option Plan.

Vote Required

     The approval of the stock option plan will require the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present or represented at the meeting. The board of directors recommends a vote “FOR” approval of the 2002 stock option plan.

ITEM 4: OTHER MATTERS

     Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or persons acting under the proxy.

ANNUAL REPORT

     Our annual report on Form 10-KSB under the Securities Exchange Act of 1934 for the year ended December 31, 2001, including the financial statements and schedules thereto, which we have filed with the Securities and Exchange Commission, was mailed to stockholders on or about March 25, 2001.

STOCKHOLDER PROPOSALS

     All stockholder proposals that are intended to be presented at next year’s Annual Meeting of stockholders and to be included in the proxy materials for that meeting must be received by our secretary no later than November 25, 2002.

REQUEST TO RETURN PROXIES PROMPTLY

     A proxy is enclosed for your use. Please mark, date, sign and return the proxy at your earliest convenience in the envelope provided. A prompt return of your proxy will be appreciated.

By Order of the board of directors,

Vivian Babakanian Frazier, Secretary

Tustin, California
March 25, 2002

AMDL, INC.

Audit Committee Charter
Adopted: February 21, 2001

     The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of AMDL, INC. (the “Corporation”) designed to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the adequacy of the Corporation’s internal controls, and (3) the independence and performance of the Corporation’s independent accountants.

I.	Roles and Responsibilities

A.	Maintenance of Charter. The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

B.	Financial reporting. The Committee shall review and make recommendations to the Board regarding the adequacy of the Corporation’s financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Committee shall do the following:

With respect to the Annual Financial Statements:

•	Review and discuss the Corporation’s audited financial statements with management and with the Corporation’s independent accountants.

•	Review an analysis prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s audited financial statements.

•	Discuss with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit.

•	Based on the foregoing, make a recommendation that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K.

•	Review and approve the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

     With respect to Quarterly Financial Statements:

•	Review with management and the independent accountants the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, or, if contemplated, before the public release of quarterly results. The review may be conducted through a designated representative member of the Committee.

C.	Internal Controls. The Committee shall evaluate and report to the Board regarding the adequacy of the Corporation’s financial controls. In particular, the Committee shall:

•	Evaluate whether management sets the appropriate tone concerning controls and safeguarding of Corporation assets.

•	Ensure that the independent accountants are aware that the Committee is to be informed of all control problems identified.

•	Review with the Corporation’s legal counsel all matters that may have a material impact on the financial statements.

•	Review the effectiveness of systems for monitoring compliance with laws and regulations relating to financial reporting, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.

•	Receive periodic updates from management, legal counsel, and the independent accountants concerning financial compliance.

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D.	Relationship with Independent Accountants. The Committee shall:

•	Interview, evaluate, and make recommendations to the Board with respect to the retention of, or replacement of, independent accountants.

•	Ensure receipt from independent accountants of a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard No. 1.

•	Actively engage in a dialog with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

•	Take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.

     Notwithstanding the foregoing, the independent accountants shall be ultimately accountable to the Board and the Committee, as representatives of shareholders, and the Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement).

II.	Membership Requirements

•	The Committee shall consist of at least three directors chosen by the Board.

•	Each member of the Committee shall be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee.

•	At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.

•	All Committee members shall be independent directors as defined in Section 121 of the AMEX Company Guide, as amended.

III.	Structure

•	The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.

•	The Committee Chairperson shall review and approve an agenda in advance of each meeting.

•	The Committee shall meet at least twice annually, or more frequently as circumstances dictate.

•	The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

•	The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Corporation’s corporate policies.

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AMDL, INC. PROXY — 2002 ANNUAL MEETING
Solicited on behalf of the board of directors for the Annual Meeting May 10, 2002

     The undersigned, a stockholder of AMDL, Inc., a Delaware corporation, appoints Vivian Frazier his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AMDL, Inc. to be held at Hyatt Regency Hotel, 17900 Jamboree Boulevard, Irvine, California 92614 on Friday, May 10, 2002, at 10:00 a.m., and any adjournment thereof, with respect to the following matters which are more fully explained in our proxy statement dated March 25, 2002 receipt of which is acknowledged by the undersigned:

ITEM 1:    ELECTION OF DIRECTORS.

☐ FOR all nominees	☐ WITHHOLD AUTHORITY
(Except as listed below.)	(As to all nominees.)

Nominees:	William M. Thompson, III, M.D., Gary L. Dreher, Edward R. Arquilla, M.D., Ph.D.,

Douglas C. MacLellan, and Marvin E. Rosenthale, Ph.D.

Instruction:    To withhold authority to vote for any individual nominee(s),

write that nominee’s name in the space provided below.

ITEM 2:	APPROVAL OF AMDL, INC. 2002 STOCK OPTION PLAN

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

ITEM 3:	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

ITEM 4:	OTHER MATTERS. The board of directors at present knows of no other matters to be brought before the Annual Meeting.

     This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the board of directors and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.

DATED: , 2002

Signature of Stockholder

Signature of Stockholder

PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
Trustees, Guardians, Personal and other Representatives, please indicate full titles.

IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING ☐